UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2004

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22250	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26081 Avenue Hall Valencia, California		91355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (661) 295-5600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.   Unregistered Sales of Equity Securities.

Effective as of December 30, 2004, $9,900,000 aggregate principal amount of the 7% Convertible Subordinated Debentures due December 31, 2006 (the “Debentures”) of 3D Systems Corporation were converted into 824,979 shares of the Company’s Common Stock, par value $0.001 per share.  The Debentures were converted at a conversion price of $12.00 per share in connection with the conditional call for redemption that the Company issued on December 2, 2004.

The Company also paid approximately $173,000 from its available cash to the converting holders for interest accrued and unpaid to the conversion date and for fractional shares of Common Stock issuable upon conversion of the Debentures.  The holders of the remaining $100,000 aggregate principal amount of these Debentures had previously exercised their conversion rights with respect to their Debentures during the fourth quarter of 2004.  The total number of shares of Common Stock issued in connection with the conversion of all of the Debentures was 833,312 shares.

These shares of Common Stock were issued by the Company in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, for any security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

A copy of the press release issued by the Company to announce such conversion of the Debentures is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 3.02 by this reference.

Item 9.01   Financial Statements and Exhibits

(c)           Exhibits:

Exhibit Number	Reference
99.1	Press Release dated January 3, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: January 3, 2005
/s/ ROBERT M. GRACE, JR.
(Signature)

	Name:	Robert M. Grace, Jr.
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated January 3, 2005.